POWER OF ATTORNEY
(Registration Statement on Form S-1)

The undersigned constitutes and appoints Harry Simeonidis as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign the Registration Statement on Form S-1 of GBS Inc. any and all amendments thereto (including post-effective amendments or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, increasing the number of securities for which registration is sought) and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

/s/ lawrence fisher
lawrence fisher (Sep 22, 2020 20:45 EDT)
Name: Lawrence Fisher
Date: Sep 22, 2020

Lawrence fisher

POWER OF ATTORNEY
(Registration Statement on Form S-1)

The undersigned constitutes and appoints Spiro Sakiris as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign the Registration Statement on Form S-1 of GBS Inc. any and all amendments thereto (including post-effective amendments or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, increasing the number of securities for which registration is sought) and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

lawrence fisher
/s/ lawrence fisher (Sep 22, 2020 20:45 EDT)
Name: Lawrence Fisher
Date: Sep 22, 2020 Lawrence fisher

Power of Attorney Exhibits 24 PoA for Combined (LF)

Final Audit Report 2020-09-23

Created:	2020-09-23
By:	Spiro Sakiris (spiro.sakiris@theiqgroupglobal.com)
Status:	Signed
Transaction ID:	CBJCHBCAABAABQswr9NaIQjoeRw0dzItv6nYIao0IzrK

"Power of Attorney Exhibits 24 PoA for Combined (LF)" History

Document created by Spiro Sakiris (spiro.sakiris@theiqgroupglobal.com)
2020-09-23 - 0:25:32 AM GMT- IP address: 220.244.98.78

Document emailed to lawrence fisher (lawrencebfisher@yahoo.com) for signature
2020-09-23 - 0:26:32 AM GMT

Email viewed by lawrence fisher (lawrencebfisher@yahoo.com)
2020-09-23 - 0:39:47 AM GMT- IP address: 76.108.231.140

Document e-signed by lawrence fisher (lawrencebfisher@yahoo.com)
Signature Date: 2020-09-23 - 0:45:25 AM GMT - Time Source: server- IP address: 76.108.231.140

Agreement completed.
2020-09-23 - 0:45:25 AM GMT